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                       SOUTHERN PACIFIC RAIL CORPORATION                   PROXY
                                  COMMON STOCK
           FOR THE SPECIAL MEETING OF STOCKHOLDERS--JANUARY 17, 1996

     The undersigned hereby appoints P.F. Anschutz, J.R. Davis and R.F. Starzel, and each of them, Proxies, with power of substitution to vote, as designated below, all the shares of Common Stock of Southern Pacific Rail Corporation held of record by the undersigned on December 11, 1995, at a Special Meeting of Stockholders to be held at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, on January 17, 1996, at 10 a.m., local time, or any adjournments or postponements thereof.

     In their discretion, the Proxies are authorized to vote upon such other matters that are presented for action at the Special Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, GIVE FULL TITLE AS SUCH. IF A CORPORATION, SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

     Receipt of the Notice of Special Meeting of Stockholders and the related Joint Proxy Statement/Prospectus is acknowledged.

            (Continued and to be dated and signed on reverse side.)


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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of August 3, 1995, by and among Southern Pacific Rail Corporation, Union Pacific Corporation, Union Pacific Railroad Company and UP Acquisition Corporation and the transactions contemplated thereby, as fully described in the Joint Proxy Statement/Prospectus relating thereto.

   FOR      AGAINST    ABSTAIN

   / /        / /        / /
                                       Please mark, sign, date and return the
                                       proxy card promptly using the enclosed
                                       envelope.

                                       Please sign here exactly as your name(s) appear(s) to the left.

                                       Dated ___________________________ , 199__

                                       _________________________________________
                                       (Signature)

                                       _________________________________________
                                       (Signature if held jointly)

                                       _________________________________________
                                       (Title or Authority)

                  'PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES'